EXHIBIT 4.9

                                     Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WARRANT TO PURCHASE FORTY-FOUR THOUSAND, THREE HUNDRED, TWENTY (44,320) SHARES OF COMMON STOCK

                           INNOVATIVE MEDICAL SERVICES
                           (a California Corporation)
                     Not Transferable or Exercisable Except
                        upon Conditions Herein Specified
                              Void after 5:00 P.M.,
                   Pacific Standard Time, on the July 31, 2002

         Innovative Medical Services, a California corporation (the "Company") hereby certifies that, ___________, as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company (the "Shares"), stated above at the purchase price of $3.468 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

         1. Exercise of Warrants.

     (a) Subject to subsection (b) of this Section 1 and Section 11 below, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 1725 Gillespie Way, El Cajon, California 92020 or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.


     (b) This Warrant may be exercised in whole or in part at any time prior to 5:00 o'clock P.M., Pacific Standard Time, on July 31, 2002.
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     2. Exchange and Transfer of Warrant. This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company, which shall not be unreasonably withheld.

     3. Rights and Obligations of Warrant Holder.

     (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

     (b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive distributions or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive distributions, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to distributions on the Company's common stock.

     4. Shares Underlying Warrants. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

     5. Disposition of Warrants or Shares.

     (a) The holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     (b) Unless and until there is an effective registration statement filed with the U.S. Securities and Exchange Commission for the Common Stock underlying the Warrant, the stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with conspicuous legend in substantially the following form:

               "The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the company of such other evidence as may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

The Company has agreed to register the Common Stock with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act pursuant to a registration statement to be filed with the U.S. Securities and Exchange Commission on or before May 31, 2001.

     6. Adjustments. The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

     (a) In case the Company shall: (i) pay a dividend in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, any shares of its capital stock, the amount of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection
(a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

     (b) In case the Company shall issue rights or warrants to all holders of its Shares entitling them to subscribe for or to purchase Shares at a price per Share which, when added to the amount of consideration received or receivable by the Company for such rights or warrants, is less than the Current Market Price (as hereinafter defined) per Share at the record date, the number of Shares purchasable upon the exercise of this Warrant shall be adjusted so that thereafter, until further adjusted, each Warrant shall entitle the Holder to purchase that number of Shares determined by multiplying the number of Shares purchasable hereunder by a fraction, the numerator of which shall be the number of additional Shares issuable upon the exercise of such rights or warrants, and the denominator of which shall be the number of Shares which an amount equal to the sum of (i) the aggregate exercise price of the total number of Shares issuable upon the exercise of such rights or warrants, and (ii) the aggregate amount of consideration, if any, received, or receivable by the Company for such rights or warrants, would purchase at such Current Market Price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to Warrants exercised between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

     (c) For the purpose of any computation under subsection (b) above, the Current Market Price per Share at any date shall be: (i) if the Shares are listed on any national securities exchange, the average of the daily closing prices for the 15 consecutive business days commencing 20 business days before the day in question (the "Trading Period"); (ii) if the Shares are not listed on any national securities exchange but are quoted on the Nasdaq SmallCap Market, the average of the high and low bids as reported by NASDAQ for the Trading Period; and (iii) if the Shares are neither listed on any national securities exchange nor quoted on NASDAQ, the higher of (x) the exercise price then in effect, or (y) the tangible book value per Share as of the end of the Company's immediately preceding fiscal year.

     (d) No adjustment shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares purchasable hereunder; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one-hundredth of a Share.

     (e) No adjustment shall be made in any of the following cases:

          (i) Upon the grant or exercise of stock options now or hereafter granted, or under any employee stock option or stock purchase plan now or hereafter authorized, to the extent that the aggregate of the number of Shares which may be purchased under such options and the number of Shares issued under such employee stock purchase plan is less than or equal to 10% of the number of Shares outstanding on January 1 of the year of the grant or exercise;

          (ii) Shares issued upon the conversion of any of the Company's convertible or exchangeable securities;

          (iii) Shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the assets of another corporation or entity, and Shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the voting shares of another corporation (including Shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), Shares issued in a merger of the Company or a subsidiary of the Company with another corporation in which the Company or the Company's subsidiary is the surviving corporation, and Shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger; and

          (iv) Shares issued pursuant to this Warrant and pursuant to all stock options and warrants outstanding on the date hereof.

     (f) Notice to Warrant Holders of Adjustment. Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

     8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     9. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

     10. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

     11. Redemption of Warrants Provided that there is an effective registration statement for the Shares and the Warrant Shares, this Warrant may be redeemed by the Company upon thirty days written notice to the Holder for $0.10 per Warrant Share provided that the closing sale price for the Company's common stock as reported by its trading market has been not less than $7.00 per share for ten consecutive trading days. Unless this Warrant has been exercised pursuant to
Section 1 on or before the thirtieth day following the date of the written notice, this Warrant shall be null and void save only the Company's obligation to pay the redemption amount.


INNOVATIVE MEDICAL SERVICES



By:
   ---------------------------
   Michael L. Krall, President
   July 31, 2001

                                  PURCHASE FORM

DATE:
      ----------------------


TO:      INNOVATIVE MEDICAL SERVICES

     The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of ____ shares of the Common Stock, of INNOVATIVE MEDICAL SERVICES and hereby makes payment of $_______ ($3.468 x # OF WARRANTS EXERCISED) in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
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        (Please typewrite or print in block letters)

Address:
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By:
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         Signature of Record Holder

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